UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              The Finx Group, Inc.
                     (formerly known as Fingermatrix, Inc.)
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             (Exact name of registrant as specified in its charter)

          Delaware                                             13-2854686
   ----------------------                                 ---------------------
(State or other jurisdiction of                               (IRS Employer
 incorporation or organization)                           Identification Number)

  21634 Club Villa Terrace, Boca Raton, FL                             33431
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(Address of Principal Executive Offices)                             (Zip Code)

         The Finx Group, Inc. 2003 Consultant's Stock Compensation Plan
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                              (Full title of plan)

                            William J. Reilly, Esq.
                            401 Broadway, Suite 912
                               New York, NY 10013
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                    (Name and address of agent for service)

                                 (212) 683-1570
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         (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
================================== ============== ======================= ======================= =======================
                                   Amount to be   Proposed maximum        Proposed aggregate
Title of each class of             registered     offering price per      maximum offering        Amount of
Securities to be registered        (1)            share (2)               price (2)               registration fee (3)
---------------------------------- -------------- ----------------------- ----------------------- -----------------------
Common stock, $0.01 par value         7,000,000           $0.005                 $35,000                 $2.83
================================== ============== ======================= ======================= =======================

(1) Represents the maximum number of shares of common stock issuable upon exercise of options granted or to be granted or the issuance of stock grants under The Finx Group, Inc. 2003 Stock Compensation Plan. Pursuant to Rule 416(a), (b) and (c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and such additional number of shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar event.

(2) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) of the Securities Act by multiplying 7,000,000, the maximum number of shares of common stock of the Registrant to be issued pursuant to the exercise of options granted under The Finx Group, Inc. 2003 Stock Compensation Plan, by $0.0055 the approximate fair market value of the shares of common stock being registered and the proposed offering price of any stock grants.

(3) The registration fee has been calculated pursuant to Rule 457(h) of the Securities Act by multiplying $35,000, the proposed maximum aggregate offering price by) 0.0000809.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

         The documents containing information required in the Section 10(a) prospectus specified in Part I ("Plan Information" and "Registrant Information") will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form taken together constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act of 1933, as amended.

General Plan Information

         The purpose of The Finx Group, Inc. 2003 Consultant' (the "Plan") is to secure long-term relationships for The Finx Group, Inc. (the "Company") and its stockholders, from the benefits arising from capital stock ownership by the Company's Consultants and Advisors, who can help in the company's growth and success and to provide an effective means of compensation for such persons and entities providing services to the Company in lieu of cash payments therefore. The Plan became effective as of the 11th day of October, 2003, and shall expire on the 10th day of October, 2008, unless further extended by appropriate action of the Board of Directors. The Board of Directors of the Company may at any time, by appropriate action, suspend or terminate the Plan, or amend the terms and conditions of the Plan.

         The Plan is not subject to the Employee Retirement Income Security Act of 1974 ("ERISA").

         Additional information regarding the plan and its administrators may be obtained by contacting Harry Winderman, Esq., at 2255 Glades Road, Boca Raton, Suite 218A FL 33431 or by phone at 561-241-0332. The Plan shall be administered by a "Compensation Committee" which shall consist of not less than two members appointed by the Board of Directors, but who need not be members of such Board, and all of whom shall be disinterested persons. The term "disinterested person" shall mean a person who, at the time he or she exercises discretion in administering the Plan, has not at any time one-year prior thereto been issued shares of Common Stock pursuant to the Plan. The Board of Directors may from time to time and in its sole discretion remove members from or add members to the Committee. Vacancies, however caused, shall be filled by the Board of Directors. The Committee may act at a meeting, including telephonically, in which a majority are present, or by written consent of a majority of the Committee. The Committee shall have the authority to construe and interpret the Plan, to define the terms used herein, and to review, deliberate and act upon the written recommendations of the Chief Executive Officer of the Company with respect to shares of Common Stock proposed to be issued pursuant to the plan. All determinations and interpretations made by the Committee shall be binding and conclusive upon all participants in the Plan and on their legal representatives and beneficiaries.

Securities to be Offered

         This Form S-8 relates to 7,000,000 shares of common stock, par value $0.01 per share, of The Finx Group, Inc., which may be issued upon the exercise of stock options or stock grants made pursuant to the Plan. We have authorized 750,000,000 of our $0.01 par value common stock. As of October 11, 2003 there were 742,715,948 shares of Common Stock outstanding and there were approximately 4,000 holders of record of the Company's common stock. The Company has not paid dividends on common stock and does not anticipate paying dividends in the foreseeable future. The Company intends to retain future earnings, if any, to finance the expansion of its operations and for general corporate purposes, including future acquisitions. As of October 11, 2003, 114,473,456 shares of the Company's Common Stock are restricted of which 21,466,480 are eligible for sale under Rule 144 promulgated under the Securities Act of 1933, as amended, subject to certain limitations included in said Rule. In general, under Rule 144, a person (or persons whose shares are aggregated), who has satisfied a one-year holding period, under certain circumstances, may sell within any three-month period, a number of shares which does not exceed the greater of one percent of the then outstanding Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who has satisfied a two-year holding period and who is not, and has not been for the preceding three months, an affiliate of the Company.

Employees Who May Participate in the Plan

         Consultants, Advisors, Employees and Directors, to the Company, or any of its subsidiary corporations, shall be eligible for participation in the Plan. Each person or entity acquiring shares of Common Stock pursuant to the Plan shall be acquiring such shares for investment purposes only, and in lieu of cash compensation for services rendered to the Company.

Purchase of Securities Pursuant to the Plan and Payment for Securities Offered

         The Committee shall determine the manner in which each option or stock grant shall be exercisable and the timing and form of the purchase price to be paid by a grantee upon the exercise of an option or stock grant under the Plan. To the extent provided in the option agreement, payment of the purchase price may be in cash, part in cash, part by personal promissory note or in lieu of payment for services performed.

Item 2.  Registrant Information and Stock Purchase Plan Annual Information

         The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Commission's public reference rooms in Washington, D.C., New York, NY and Chicago, IL. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Commission filings are also available to the public from the Commission's web site at http://www.sec.gov. The Commission allows us to "incorporate by reference" information into this registration statement, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this registration statement, and later information that we file with the Commission will automatically update this registration statement.

Item 2.  Registrant Information.

         Omitted as permitted pursuant to Rule 428 and Form S-8.

 PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT AND NOT REQUIRED
IN PROSPECTUS

Item 3.  Incorporation of Documents By Reference

         We incorporate by reference the following documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering:

1. Our quarterly report on Form 10-QSB for the quarterly period ended June 30, 2003 (File No. 000-09940 and filing date of August 18, 2003).

2. Our quarterly report on Form 10-QSB for the quarterly period ended March 31, 2003 (File No. 000-09940 and filing date of May 20, 2003).

3. Our annual report on Form 10-KSB/A for our fiscal year ended December 31, 2002 (File No. 000-09940 and filing date of June 27, 2003).

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement, which indicates that all securities offered hereunder have been sold, or which de-registers all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

         You should rely only on the information incorporated by reference or provided in this registration statement or any supplement. We have not authorized anyone else to provide you with different information. We and the selling stockholders will not make offers of these shares in any state where the offer is not permitted. You should not assume that the information in this registration statement or any supplement is accurate as of any date other than the date on the front of those documents.

         Any statement contained in a document or incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part or this registrations statement. All information in this registration statement is qualified in its entirety by the information and financial statements (including the notes thereto).

         You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: The Finx Group, Inc., 21634 Club Villa Terrace, Boca Raton, FL, 33431, telephone number (561) 447-6612.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests Of Named Experts And Counsel

         The legality of the shares offered hereby has been passed upon for the Company by William J. Reilly, Esq., 401 Broadway, Suite 912, New York, NY 10013.

Item 6.  Indemnification Of Directors And Officers

         Section 145(a) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 145 further provides that (i) to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith, (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, and (iii) the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         Section 102(b)(7) of the General Corporation Law provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of the members of its board of directors or governing body for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. Our charter contains such a provision.

         Our charter further provides that we shall indemnify our officers and directors and, to the extent authorized by the board of directors, employees and agents of ours to the fullest extent permitted by and in the manner permissible under the laws of the State of Delaware.

         This summary is subject to the General Corporation Law of the State of Delaware, our charter and the by-laws and the agreements referred to above.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         Unless otherwise noted the following exhibits have been filed with this Form S-8.

4.1      The Finx Group, Inc. 2003 Consultant's Stock Compensation Plan

5.1      Opinion of William J. Reilly, Esquire

5.2      Consent of Moore Stephens, PC, Independent auditors.

Item 9.  Undertakings

(a)  The undersigned registrant hereby undertakes;

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement;

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration Statement;

         (iii) To include any additional or changed material information on the plan of distribution.

         Provided however that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if such information required in a post-effective amendment is incorporated by reference from periodic reports filed by the Registrant under the Exchange Act.

     (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 11, 2003.

The Finx Group, Inc

By: /S/ Lewis S. Schiller, Chairman of the Board and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/S/ Lewis S. Schiller
  Chairman of the Board,
  Chief Executive Officer and
  Chief Accounting Officer

October 14, 2003

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on October 11, 2003.

The Finx Group, Inc

By: /S/ Lewis S. Schiller, Chairman of the Board and Chief Executive Officer

Index to Exhibits

Unless otherwise noted the following exhibits have been filed with this Form
S-8.

4.1      The Finx Group, Inc. 2003 Consultant's Stock Compensation Plan

5.1      Opinion of William J. Reilly, Esquire

5.2      Consent of Moore Stephens, PC, Independent auditors.

EXHIBIT 4.1

                              THE FINX GROUP, INC.

                    2003 Consultant's Stock Compensation Plan

1.       Purpose; Definitions.

         The purpose of The Finx Group, Inc. 2003 Consultant's Stock Compensation Plan (the "Plan") is to enable The Finx Group, Inc. (the "Company") to attract, retain and reward the key employees, directors and consultants as hereinafter set forth.

         For purposes of the Plan, the following terms shall be defined as set forth below:

         (a) "Affiliate" means any corporation, partnership, limited liability company, joint venture or other entity, other than the Company and its Subsidiaries, that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

         (b) "Board" means the Board of Directors of the Company.

         (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         (d) "Commission" means the Securities and Exchange Commission or any successor thereto.

         (e) "Common Stock" means the Common Stock, par value $.01 per share, of the Company or any class of common stock into which such common stock may hereafter be converted or for which such common stock may be exchanged pursuant to the Company's certificate of incorporation or as part of a recapitalization, reorganization or similar transaction.

         (f) "Company" means The Finx Group, Inc., a Delaware corporation, or any successor corporation.

         (g) "Eligible Persons" means persons who are natural persons and whose services to the Company are not in connection with the offer or sale of securities in a capital-raising transactions and do not directly or indirectly promote or maintain a market for the Company's securities.

         (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

         (i) "Non-Qualified Stock Option" means any Stock Option that is not an incentive stock option as defined in Section 422 of the Code.

         (j) "Plan" means this The Finx Group, Inc. 2003 Stock Compensation Plan, as hereinafter amended from time to time.

         (k) "Stock Grant" means an award of shares of Stock that is subject to restrictions under Section 6 of the Plan.

         (l) "Stock Option" or "Option" means any option to purchase shares of Common Stock as set forth in Section 5 of the Plan.

         (m) "Subsidiary" means any corporation or other business association, including a partnership or limited liability company (other than the Company), in an unbroken chain of corporations or other business associations beginning with the Company if each of the corporations or other business associations (other than the last corporation in the unbroken chain) owns equity interests (including stock, partnership interests or membership interests in limited liability companies) possessing 50% or more of the total combined voting power of all classes of equity in one of the other corporations or other business associations in the chain.

2.       Administration.

         The Plan shall be administered by a Committee of not less than two directors of the Company who shall be appointed by the Board and who shall serve at the pleasure of the Board. If, and to the extent that, no Committee exists which has the authority to so administer the Plan, the functions of the Committee specified in the Plan shall be exercised by the Board.

3.       Common Stock Subject to Plan.

         (a) The total number of shares of Common Stock reserved and available for issuance under the Plan shall be seven million (7,000,000) shares of Common Stock. In the event that Options granted pursuant to said Section 4 shall for any reason terminate or expire unexercised or Stock Grants granted pursuant to
Section 6 shall be forfeited, such number of shares of Common Stock shall be available for the registrant pursuant to Stock Options or Stock Grants pursuant to the Plan.

         (b) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, stock distribution, reverse split, combination of shares or other change in corporate structure affecting the Common Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan and the Options, in the number and option price of shares of Common Stock subject to outstanding Options, as may be determined to be appropriate by the Committee, in its reasonable discretion and consistent with generally accepted accounting principles consistently applied, provided that the number of shares subject to any Option shall always be a whole number.

4.       Grant of Options.

         The Committee may grant Non-Qualified Stock Options under the Plan to Eligible Persons. Options granted under the Plan shall be at such exercise price as determined by the Committee, and shall have such term and shall be exercisable in such installments as the Committee shall, in its sole discretion, determine.

5.       Exercise of Options.

         (a) The Options may be exercised by payment of cash or of shares of Common Stock having a value equal to the exercise price. The value of the Common Stock shall mean the closing price of the Common Stock on the date the Option is exercised.

         (b) The Committee may at any time offer to buy out for a payment in cash or Common Stock, any Option in whole or in part and without regard to whether the Option is then exercisable on such terms and conditions as the Committee shall establish and communicate to the Option Holder at the time that such offer is made. Nothing in this Paragraph 5(b) shall require any Option Holder to accept such offer.

6.       Stock Grants.

         (a) Administration. Shares of Stock Grant may be issued to Eligible Persons either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the Eligible Persons to whom, and the time or times at which, Stock Grants will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of a Stock Grant, subject to Paragraph 6(b) of the Plan, the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards. The Committee may condition the grant of Stock Grant upon the attainment of specified performance goals or such other factors as the Committee may, in its sole discretion, determine. The provisions of Stock Grant awards need not be the same with respect to each recipient.

         (b) Awards and Certificates.

               (i) The prospective recipient of a Stock Grant shall have such rights with respect to such award as are determined by the Committee, and, if requested by the Committee, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

               (ii) The purchase price for shares of Stock Grant may be equal to or less than their par value and may be zero. Stock Grants may be issued to Eligible Persons in consideration for services rendered.

               (iii) Awards of Stock Grant must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Stock Grant Award Agreement (if required by the Committee) and paying the price, if any, required under Paragraph 6(b)(ii).

               (iv) Each participant receiving a Stock Grant shall be issued a stock certificate in respect of such shares of Stock Grant. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award; provided, however, that if such Stock Grant is not subject to restrictions, the certificate shall only have such legends, if any, as may be required by applicable federal securities laws.

               (v) If the Stock Grant is subject to restrictions, the Committee shall require that (A) the stock certificates evidencing shares of Stock Grant be held in the custody of the Company until the restrictions thereon shall have lapsed, and (B) as a condition of any Stock Grant award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock Grant covered by such award.

         (c) Restrictions and Conditions. The shares of Stock Grant awarded pursuant to this Section 6 may, in the discretion of the Committee, be subject to any one or more of the following restrictions and conditions:

               (i) Subject to the provisions of the Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Stock Grant awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

               (ii) Except as provided in this Paragraph 6(c)(ii) and Paragraph 6(c)(i) of the Plan, the participant shall have, with respect to the shares of Stock Grant, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any regular cash dividends paid out of current earnings. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Paragraph 6(c)(v) of the Plan, in additional Stock Grant to the extent shares are available under Section 3 of the Plan, or otherwise reinvested. Stock dividends, splits and distributions issued with respect to Stock Grant shall be treated as additional shares of Stock Grant that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued, and the Committee may require the participant to deliver an additional stock power covering the shares issuable pursuant to such stock dividend, split or distribution. Any other dividends or property distributed with regard to Stock Grant, other than regular dividends payable and paid out of current earnings, shall be held by the Company subject to the same restrictions as the Stock Grant.

               (iii) Subject to the applicable provisions of the award agreement and this Section 6, upon termination of a participant's employment with the Company and any Subsidiary or Affiliate for any reason during the Restriction Period, all shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

               (iv) If and when the Restriction Period expires without a prior forfeiture of the Stock Grant subject to such Restriction Period, certificates for an appropriate number of unrestricted shares, and other property held by the Company with respect to such Restricted Shares, shall be delivered to the participant promptly.

               (v) The actual or deemed reinvestment of dividends or dividend equivalents in additional Stock Grant at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under the Plan for such reinvestment (taking into account then outstanding Stock Options, Stock Purchase Rights and other Plan awards).

7.       Amendments.

         Neither this Plan nor the Options or Stock Grants granted pursuant to this Plan may be amended, altered or discontinued as to any Option Holder without the approval of the Option Holder or the holder of the Stock Grant.

8.       General Provisions.

         (a) The Committee may require each person purchasing shares pursuant to an Option to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates or shares of Common Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

         (c) Neither the adoption of the Plan nor the grant of any award pursuant to the Plan shall confer upon any employee of the Company or any Subsidiary or Affiliate any right to continued employment with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

         (d) No later than the date as of which an amount first becomes includible in the gross income of an Option Holder for Federal income tax purposes with respect to any Option, the Option Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

9.       Effective Date of Plan.

         The Plan shall be effective as of the date the Plan is approved by the Board.

EXHIBIT 5.1

                                  Law Offices
                            WILLIAM J. REILLY, ESQ.
                            401 Broadway, Suite 912
                              New York, N.Y. 10013
                                 (212) 683-1570
                               Fax (212) 219-9167
                          e-mail: WJReilly@hotmail.com

WILLIAM J. REILLY
ATTORNEY AT LAW
   ---------

JOSEPH W. PLUNKETT, JR.
BRIAN DONNARD
OF COUNSEL

                                                              October 13, 2003

The Finx Group, Inc.
21634 Club Villa Terrace
Boca Raton, FL 33431

Re: Registration Statement on Form S-8 - The Finx Group, Inc. 2003 Stock
    Compensation Plan

Gentlemen:

         I have acted as counsel to The Finx Group, Inc. (the "Company"), a Delaware Corporation, pursuant to a Registration Statement on Form S-8, as filed with the Securities and Exchange Commission on or about October 13, 2003 (the "Registration Statement"), covering an aggregate of 7,000,000 shares of the Company's Common Stock, $0.01 par value (the "Common Stock") issuable pursuant to the Company's 2003 Consultant's Stock Compensation Plan.

         In acting as counsel for the Company and arriving at the opinions as expressed below, I have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as I have deemed necessary or appropriate as a basis for the opinions expressed herein.

         In connection with my examination I have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of natural persons and the conformity to original documents of all documents submitted to us as certified or photostatted copies.

         Based on the foregoing, and subject to the qualifications and limitations set forth herein, it is our opinion that:

         1. The Company has authority to issue the Common Stock in the manner and under the terms set forth in the Registration Statement.

         2. The Common Stock has been duly authorized and when issued, delivered and paid for by recipients in accordance with their respective terms, will be validly issued, fully paid and non-assessable.

         I express no opinion with respect to the laws other than those of the State of Delaware and Federal Laws of the United States of America, and we assume no responsibility as to the applicability or the effect of the laws of any other jurisdiction.

         I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and its use as part of the Registration Statement.

         I am furnishing this opinion to the Company solely for its benefit in connection with the Registration Statement. It is not to be used, circulated, quoted or otherwise referred to for any other purpose. Other than the Company no one is entitled to rely on this opinion.

                                               Very truly yours,

                                               /s/ William J. Reilly

                                               WILLIAM J. REILLY

EXHIBIT 5.2

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
The Finx Group, Inc.

We consent to incorporation by reference in the Registration Statement on Form S-8 of our report dated May 8, 2003, relating to the audit of the financial statements of The Finx Group, Inc. and subsidiaries included in its annual report on Form 10-KSB for the year ended December 31, 2002, which has been incorporated by reference in this registration statement on Form S-8.

MOORE STEPHENS, P.C.

Certified Public Accountants

Cranford, New Jersey
October 13, 2003